UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2012

Graymark Healthcare, Inc.

(Exact Name of Registrant as Specified in Charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

204 N. Robinson Ave., Suite 400

Oklahoma City, Oklahoma 73102

(Address of Principal Executive Offices) (Zip Code)

(405) 601-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2012, Graymark Healthcare, Inc. (the “Company”) and certain of its subsidiaries entered into the Third Amendment (“Amendment”) to Amended and Restated Loan Agreement (the “Loan Agreement”) with Arvest Bank (“Arvest”) and Oliver Company Holdings, LLC, Roy T. Oliver, Stanton Nelson, and the Roy T. Oliver Revocable Trust (the “Guarantors”). The Amendment amended certain provisions of the Loan Agreement in connection with the Company’s potential acquisition (the “Foundation Transaction”) of the membership interests of Foundation Surgery Affiliates, LLC and Foundation Surgical Hospital Affiliates, LLC (“Foundation”).

The Amendment amended the Loan Agreement to clarify that Foundation and any of its subsidiaries would not be deemed borrowers under the Loan Agreement or subject to certain covenants under the Loan Agreement and that the assets and membership interests in Foundation and its subsidiaries will not be collateral under the Loan Agreement or pledged to Arvest. In addition, the Amendment (i) permits the Company to receive inter-company loans and advances from Foundation for the purpose of paying the Company’s operating expenses and satisfying obligations to Arvest provided such advances are subordinate to obligations to Arvest and do not violate any other credit facility or agreement to which Foundation is bound and (ii) permits the Company to make limited contributions to Foundation.

A copy of the Amendment is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Amendment is qualified in its entirety by reference to the exhibits filed herewith.

For more information on the Foundation Transaction, see Item 8.01 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above concerning the Amendment is incorporated herein by this reference.

Item 8.01.	Other Information.

On August 13, 2012, the Company entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) among Graymark Healthcare, Inc., TSH Acquisition, LLC and Foundation Healthcare Affiliates, LLC which was subsequently amended on September 29, 2012. Despite diligent efforts by the parties to the Purchase Agreement, the parties have been unable to obtain all third party consents needed to consummate the Foundation Transaction. The Company does not expect to be able to consummate the Foundation Transaction in substantially the form described in the Purchase Agreement. The Company has informed The Nasdaq Stock Market that it did not consummate the Foundation Transaction within the expected time outlined in its plan of compliance, and as a result, the Company expects it will shortly receive a notice from the Nasdaq Hearings Panel that the Company’s common stock will be suspended from trading and delisted from The Nasdaq Capital Market.

The parties to the Purchase Agreement are currently discussing alternative structures to allow all or part of the transaction to be consummated, though there is no assurance that a transaction can be consummated with an alternative structure or at all.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Loan Agreement by and among Graymark Healthcare, Inc., SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, and Arvest Bank.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2012	GRAYMARK HEALTHCARE, INC.

	By:	/s/ Stanton Nelson
Stanton Nelson, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Loan Agreement by and among Graymark Healthcare, Inc., SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, and Arvest Bank.